Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations
John Eldridge
(206) 272-6571
j.eldridge@f5.com

Public Relations
Alane Moran
(206) 272-6850
a.moran@f5.com
F5 Networks Announces Results for Third Quarter of Fiscal 2008
22nd consecutive quarter of sequential revenue growth; VIPRION helps spur growth of ADC product revenue
SEATTLE, WA—July 23, 2008—For the third quarter of fiscal 2008, F5 Networks, Inc. (NASDAQ: FFIV) announced revenue of $165.6 million, up 4 percent from $159.1 million in the prior quarter and 25 percent from $132.4 million in the third quarter of fiscal 2007.
GAAP net income was $19.1 million ($0.23 per diluted share), compared to $17.7 million ($0.21 per diluted share) in the prior quarter and $21.8 million ($0.26 per diluted share) in the third quarter a year ago.
Excluding the impact of stock-based compensation net of tax, non-GAAP net income was $30.2 million ($0.37 per diluted share), compared to $28.9 million ($0.35 per diluted share) in the prior quarter and $30.3 million ($0.36 per diluted share) in the third quarter of fiscal 2007.
A reconciliation of GAAP net income to non-GAAP net income is included on the attached Consolidated Statements of Operations.
“During the third quarter, we saw continued strengthening in our core application delivery controller (ADC) business” said John McAdam, F5 president and chief executive officer.
“As we anticipated, our chassis-based VIPRION controller was a key driver of product revenue growth. Sales of VIPRION were especially robust among large internet content and service providers, and we continue to see strong demand heading into the close of fiscal 2008. With VIPRION contributing to strong sales at the high end of our product line, we believe our new entry-level ADC products, announced today, will have a positive impact on our low-end sales. BIG-IP 1600 and BIG-IP 3600 represent the first phase of a complete platform refresh that will roll out during fiscal 2009, delivering higher performance and more functionality across our ADC product line.”

Along with solid revenue and earnings growth, balance sheet highlights for the third quarter included a 13 percent increase in deferred revenue to $139 million and $56 million in cash flow from operations. After repurchasing another $50 million of the company’s outstanding common stock, F5 ended the quarter with $447 million in cash and investments.
Despite continuing uncertainty in the macroeconomic environment, McAdam said he is encouraged by the company’s solid third quarter results and the prospect of further improvement driven by new products. For the current quarter management has set a revenue goal of $172 million to $174 million with a GAAP earnings target of $0.19 to $0.20 per diluted share. Management’s GAAP earnings target includes a charge of $5.3 million related to a loss on facility exit and sublease ($3.3 million net of tax).  Excluding this charge and stock-based compensation expense, the company’s non-GAAP earnings target is $0.38 to $0.39 per diluted share. A reconciliation of the company’s expected GAAP and non-GAAP earnings is provided in the following table:

	Three months ended
	September 30, 2008
Reconciliation of Expected Non-GAAP Fourth Quarter Earnings	Low	High

Net income	$15.5	$16.3
Stock-based compensation expense, net of tax	11.9	11.9
Loss on facility exit and sublease, net of tax	3.3	3.3

Pro forma net income	$30.7	$31.5

Net income per share — diluted	$0.19	$0.20

Pro forma net income per share — diluted	$0.38	$0.39

About F5 Networks
F5 Networks is the global leader in Application Delivery Networking. F5 provides solutions that make applications secure, fast and available for everyone. By adding intelligence and manageability into the network to offload applications and optimize the data storage layer, F5 extends the power of intelligent networking to all levels of application delivery. F5’s extensible architecture intelligently integrates application optimization, protects the application and the network, and delivers application reliability. Over 16,000 organizations and service providers worldwide trust F5 to keep their applications running. The company is headquartered in Seattle, Washington with offices worldwide. For more information, go to www.f5.com.
Forward Looking Statements
Statements in this press release concerning the continuing strength of F5’s business, sequential growth, the target revenue and earnings range, share amount and share price assumptions, demand for application delivery networking and storage virtualization products and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, WAN optimization and storage virtualization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive pricing pressures; increased sales discounts; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the share repurchase program; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation. Net income excluding stock-based compensation (non-GAAP) is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Stock-based compensation is a non-cash expense that F5 has accounted for since July 1, 2005 in accordance with the fair value recognition provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment.”
Management believes that net income excluding stock-based compensation (non-GAAP) provides useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
The reconciliation of the company’s expected GAAP and non-GAAP fourth quarter earnings also excludes a loss on facility exit and sublease from net income (non-GAAP).  This loss will be incurred during the quarter ending September 30, 2008 in connection with the closure of the company’s office in Bellevue, Washington and the subleasing of a portion of the office space in the 333 Elliott West building in Seattle, Washington.
F5 believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s business, which management uses in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. For example, stock-based compensation is an obligation of the Company that should be considered and each line item is important to financial performance generally. However, while the GAAP results are more complete, the company provides investors this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into its operational performance and financial results.
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F5 Networks, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	June 30,	September 30,
	2008	2007
Assets
Current assets
Cash and cash equivalents	$109,184	$54,296
Short-term investments	158,112	204,169
Accounts receivable, net of allowances of $4,455 and $3,161	98,064	91,774
Inventories	9,662	10,672
Deferred tax assets	5,591	5,305
Other current assets	27,446	20,434

Total current assets	408,059	386,650

Restricted cash, long-term	2,774	3,959
Property and equipment, net	47,632	36,024
Long-term investments	179,592	216,366
Deferred tax assets	38,909	38,036
Goodwill	231,892	233,997
Other assets, net	25,615	29,256

Total assets	$934,473	$944,288

Liabilities and Shareholders’ Equity

Current liabilities
Accounts payable	$13,159	$25,525
Accrued liabilities	37,393	39,990
Deferred revenue	118,693	87,895

Total current liabilities	169,245	153,410

Other long-term liabilities	12,461	7,679
Deferred revenue, long-term	20,273	12,622

Total long-term liabilities	32,734	20,301

Commitments and contingencies

Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized 80,232 and 84,379 shares issued and outstanding	510,676	598,436
Accumulated other comprehensive loss	(5,517)	(564)
Retained earnings	227,335	172,705

Total shareholders’ equity	732,494	770,577

Total liabilities and shareholders’ equity	$934,473	$944,288

F5 Networks, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net revenues
Products	$114,786	$97,751	$337,139	$285,939
Services	50,799	34,674	141,771	94,121

Total	165,585	132,425	478,910	380,060

Cost of net revenues (1)
Products	26,158	20,770	75,816	60,411
Services	12,020	8,867	34,289	24,565

Total	38,178	29,637	110,105	84,976

Gross Profit	127,407	102,788	368,805	295,084

Operating expenses (1)
Sales and marketing	60,483	45,158	176,714	127,390
Research and development	26,277	17,476	77,027	49,101
General and administrative	13,459	12,375	41,369	38,060

Total	100,219	75,009	295,110	214,551

Income from operations	27,188	27,779	73,695	80,533
Other income, net	3,716	7,175	15,437	20,836

Income before income taxes	30,904	34,954	89,132	101,369
Provision for income taxes	11,770	13,145	34,502	37,251

Net Income	$19,134	$21,809	$54,630	$64,118

Net income per share — basic	$0.24	$0.26	$0.66	$0.77
Weighted average shares — basic	81,096	83,614	83,218	82,834

Net income per share — diluted	$0.23	$0.26	$0.65	$0.76
Weighted average shares — diluted	81,951	85,310	84,308	84,832

Non-GAAP Financial Measures

Net income as reported	$19,134	$21,809	$54,630	$64,118
Stock-based compensation expense, net of tax (2)	11,037	8,481	33,310	24,689

Net income excluding stock-based compensation	$30,171	$30,290	$87,940	$88,807

Net income per share excluding stock-based
compensation (non-GAAP) — diluted	$0.37	$0.36	$1.04	$1.05

Weighted average shares — diluted	81,951	85,310	84,308	84,832

(1) Includes stock-based compensation as follows:
Cost of net revenues	$1,065	$622	$3,170	$1,815
Sales and marketing	5,846	4,040	18,438	11,877
Research and development	4,116	2,562	12,220	7,541
General and administrative	3,790	3,349	11,992	9,774
Tax effect of stock based compensation	(3,780)	(2,092)	(12,510)	(6,318)

	11,037	8,481	33,310	24,689

(2)	Stock-based compensation is accounted for in accordance with Financial Accounting Standards Board Statement No. 123(R), “Share-Based Payments” using the attribution method for recognizing compensation expense.

GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as costs of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities and Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation. Net income excluding stock-based compensation (non-GAAP) is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Stock-based compensation is a non-cash expense that F5 has accounted for since July 1, 2005 in accordance with the fair value recognition provisions of Statement of Financial Accounting Standards No. 123(R), “share-Based Payment.”
Management believes that net income excluding stock-based compensation (non-GAAP) provides useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the business, management’s reliance on this measure is limited, because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations, when evaluating the performance of the company’s business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s business, which management uses in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. For example, stock-based compensation is an obligation of the company that should be considered and each line item is important to financial performance generally. However, while the GAAP results are more complete, the company provides investors this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into its operational performance and financial results.